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                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Trammell Crow Company Employee Stock Purchase Plan of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of Trammell Crow Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

Dallas, Texas
June 11, 2001